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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE                  Contacts:
                                                                 Lisa Murray
                                                    PeoplePC Media/Investors
                                                                415-901-6987
                                                       415-254-7850 (mobile)
                                                      lmurray@peoplepchq.com

                                                              Dan Greenfield
                                                             EarthLink Media
                                                                404-748-6889
                                                       404-432-6526 (mobile)
                                                 greenfie@corp.earthlink.net

                                                          Michael Gallentine
                                                         EarthLink Investors
                                                                404-748-7153
                                                       404-395-5155 (mobile)
                                             gallentineml@corp.earthlink.net

                       EARTHLINK TO ACQUIRE PEOPLEPC INC.

ATLANTA and SAN FRANCISCO, June 10, 2002 - EarthLink, Inc (NASDAQ: ELNK), one of the nation's largest Internet service providers (ISP), has agreed to acquire PeoplePC Inc. (NASDAQ: PEOP) through a tender offer. PeoplePC, a provider of value priced Internet access, has created a cost-efficient ISP technology platform and a unique customizable service for corporations, associations and other private label distribution opportunities.

         Under the terms of the tender offer and merger agreement, EarthLink will offer cash of $.0171 per outstanding common share for an aggregate purchase price of approximately $10.0 million. Pre-closing adjustments to the purchase price could raise the price per share to as much as $.0245 per share, or approximately $14.3 million in total. In connection with the acquisition, EarthLink will also assume approximately $35.0 million in deferred service liabilities to PeoplePC subscribers who purchased prepaid Internet access services along with a personal computer as part of a bundled package. Conditions of the tender offer include, among other things, that a majority of the PeoplePC common stock be tendered before the offer expires. Any shares not acquired in the tender offer would be acquired in a subsequent

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merger transaction at the final tender offer price. Complete details of the offer and its terms and conditions will be described in the offering materials to be mailed to PeoplePC shareholders.

     "In the current economic climate it is clear that in order to exploit fully PeoplePC's capabilities, the company needs to be part of a larger organization," said Nick Grouf, president and chief executive officer, PeoplePC. "We believe that with Earthlink's market reach, financial stability and strategic vision, the full potential of PeoplePC's organization and platform can be achieved. After exploring multiple financing and company sale opportunities, PeoplePC's Board of Directors has concluded that this transaction provides the greatest benefit to all of its constituencies - its shareholders, customers, employees and suppliers."

     "As part of our growth strategy, EarthLink is committed to providing a full range of Internet services to meet the access needs of different customer segments," said Garry Betty, EarthLink chief executive officer. "We currently offer award winning premium dial-up, high-speed, wireless and Internet appliance services to approximately 4.9 million subscribers. PeoplePC's product capabilities complement our existing offerings and bring to EarthLink a technical and service platform that provides a compelling service to the value segment of the ISP market."

     EarthLink has demonstrated the ability to cost-effectively acquire key technologies and skills in order to expand our subscriber base through a variety of products and services. PeoplePC's innovative software, user interface and network management tools are tailored to the needs of the value segment. Combined with EarthLink's lower telecommunications costs, scale and channel relationships, this acquisition will help enable EarthLink to participate profitably in this segment.

     This transaction is expected to close during the third quarter. The acquisition will bring to EarthLink approximately 60,000 paying monthly subscribers plus approximately 500,000 prepaid, bundled subscribers. EarthLink does not expect the acquisition to impact materially its projections for revenues or earnings before interest, taxes, depreciation and amortization (EBITDA) for 2002.

About the Tender Offer

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         This news release is for informational purposes only. It does not constitute an offer to purchase shares of PeoplePC Inc. or a solicitation/recommendation statement under the rules and regulations of the Securities and Exchange Commission.

         Officers, directors, and certain shareholders of PeoplePC and their affiliates have irrevocably committed to tender their shares, representing approximately 84 percent of PeoplePC's outstanding shares, in the transaction.

         EarthLink expects to commence the tender offer within 10 calendar days. Once the tender offer is commenced, EarthLink will mail offering materials to PeoplePC shareholders, and will file all necessary information with the Securities and Exchange Commission.

         Investors are urged to read EarthLink's and PeoplePC's tender offer statement and other relevant documents regarding the tender offer when they become available because they will contain important information related to EarthLink, PeoplePC and the transaction. Investors will be able to obtain these documents, when they become available, as well as other documents filed by EarthLink and PeoplePC, through the Securities and Exchange Commission's web site, www.sec.gov. These documents will also be made available without charge to all PeoplePC shareholders by contacting the information agent for the offer as will be designated in the tender offer documents that will be distributed to PeoplePC's shareholders.

About PeoplePC

PeoplePC is a leading global provider of complete Internet access solutions, enabling its partners to reduce costs, generate revenues and deepen relationships with their constituencies. The company works with ISPs, employers, membership organizations and individuals. PeoplePC's Custom Connections service is built on a high-quality dial-up network, aggregated through relationships with a dozen major telecommunications providers. The service has a number of tiers of customization: (i) billing management and customer care; (ii) branded or private label email and online experience; (iii) a suite of Customer Relationship Management tools; (iv) PC and other hardware options. PeoplePC's clients include some of the world's largest corporations such as The Ford Motor Company, Delta Air Lines, Vivendi Universal; and some of the most powerful affinity groups, including AAA and VFW.

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About EarthLink

     EarthLink brings the magic of the Internet to approximately 4.9 million subscribers every day. Headquartered in Atlanta, EarthLink provides a full range of innovative access, hosting and e-commerce solutions to thousands of communities over a nationwide network of dial-up points of presence, as well as high-speed access and wireless technologies. EarthLink is committed to doing an exceptional job of pleasing its subscribers, shareholders and the community by following the company's Core Values and Beliefs [http://www.earthlink.net/about/ourvalues/cvb/index.html]. Information about
EarthLink services is available by calling 800-395-8425 and through EarthLink's Web site at www.earthlink.net.

Cautionary Information Regarding Forward-Looking Statements

Certain of the statements contained in this release are forward-looking statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from Those described. These risks include, without limitation, (1) that the company may fail to be competitive with existing and new competitors, (2) that the company may not retain or grow its member base, (3) that our commercial and alliance arrangements may not be as beneficial to the company as management anticipates,
(4) that demand for and availability and implementation of the company's broadband services may not continue to grow and improve as expected, (5) that pricing structures which the company may charge for its services or which are charged generally in the market may negatively affect revenues and earnings, (6) that churn may not improve to expected levels, (7) that the expected level of advertising, content and commerce revenues may not be achieved, (8) that prices charged to the company by its telecommunications providers may not continue to decline as expected, (9) that the company may not adequately respond to technological developments impacting the Internet, (10) that needed financing may not be available to the company if and as needed, (11) that a significant change in the growth rate of the overall U.S. economy may occur, such that consumer and corporate spending are materially impacted, (12) that a significant reversal in the trend toward increased usage of the Internet may occur, and (13) that some other unforeseen difficulties may occur. There is the further risk that the PeoplePC acquisition transaction may not close, and if it does, that it will not bring the benefits that we expect it to bring, or that it will hurt our business. These listed risks are intended to identify certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included elsewhere herein. These factors are not intended to represent a complete list of all risks and uncertainties inherent in the company's business, and should be read in conjunction with the more detailed cautionary statements included elsewhere in the company's most recent filings with the SEC.

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